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Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3, File No. 33-81606; Form S-3, File No. 33-92520; Form S-3, File No. 333-76143; Form S-3, File No. 333-45758; Form S-8,
File No. 33-83452; Form S-8, File No. 33-99556; Form S-8, File No. 333-29595;
Form S-8, File No. 333-72279; and Form S-8, File No. 333-71239.

/s/ ARTHUR ANDERSEN LLP
-------------------------
Vienna, VA

April 9, 2002